Schwartz Investment Trust
                              3707 West Maple Road
                        Bloomfield Hills, Michigan 48301

Schwartz Investment Counsel, Inc.
3707 West Maple Road
Bloomfield Hills, Michigan 48301

     Re:  Advisory Agreement

Ladies and Gentlemen:

     Schwartz Investment Trust (the "Trust") is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), and subject to the rules and regulations promulgated thereunder. The Trust has established The RCM Fund (the "Fund") as a series of shares of the Trust.

     1. APPOINTMENT AS ADVISER. The Trust being duly authorized hereby appoints and employs Schwartz Investment Counsel, Inc. ("Adviser") as discretionary portfolio manager, on the terms and conditions set forth herein, of the Fund.

     2. ACCEPTANCE OF APPOINTMENT; STANDARD OF PERFORMANCE. Adviser accepts the appointment as discretionary portfolio manager and agrees to use its best professional judgment to make timely investment decisions for the Fund in accordance with the provisions of this Agreement.

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     3.   PORTFOLIO  MANAGEMENT SERVICES OF ADVISER.  Adviser is hereby employed and authorized to select portfolio securities for investment by the Trust on behalf of the Fund, to purchase and sell securities of the Fund, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraphs 5 and 6 hereof. In providing portfolio management services to the Fund, Adviser shall be subject to such investment restrictions as are set forth in the Act and the rules thereunder, the Internal Revenue Code of 1986, applicable state securities laws, the supervision and control of the Trustees of the Trust, such specific instructions as the Trustees may adopt and communicate to Adviser and the investment objectives, policies and restrictions of the Trust applicable to the Fund furnished pursuant to paragraph 4. Adviser is not authorized by the Trust to take any action, including the purchase or sale of securities for the Fund,
in  contravention  of  any  restriction,   limitation,   objective,   policy  or
instruction described in the previous sentence. Adviser shall maintain on behalf of the Trust the records listed in Schedule A hereto (as amended from time to time). At the Trust's reasonable request, Adviser will consult with the Trust with respect to any decision made by it with respect to the investments of the Fund.

     4. INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS. The Trust will provide Adviser with the statement of investment objectives, policies and restrictions applicable to the Fund as contained in the Trust's registration statements under the Act and

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the  Securities  Act of  1933,  and any  instructions  adopted  by the  Trustees
supplemental   thereto.  The  Trust  will  provide  Adviser  with  such  further information concerning the investment objectives, policies and restrictions applicable thereto as Adviser may from time to time reasonably request. The Trust retains the right, on written notice to Adviser from the Trust, to modify any such objectives, policies or restrictions in any manner at any time.

     5. TRANSACTION PROCEDURES. All transactions will be consummated by payment to or delivery by NBD Bank, N.A., or any successor custodian (the
"Custodian"), or such depositories or agents as may be designated by the Custodian in writing, as custodian for the Trust, of all cash and/or securities due to or from the Fund, and Adviser shall not have possession or custody thereof. Adviser shall advise Custodian and confirm in writing to the Trust and to MGF Service Corp., or any other designated agent of the Trust, all investment orders for the Fund placed by it with brokers and dealers. Adviser shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Adviser.

     6. ALLOCATION OF BROKERAGE. Adviser shall have authority and discretion to select brokers and dealers to execute portfolio transactions initiated by Adviser and to select the markets on or in which the transactions will be executed.

     In doing so, the Adviser will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Adviser may consider the financial

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responsibility,  research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser may be a party. It is understood that neither the Trust nor the Adviser has adopted a formula for allocation of the Trust's investment transaction business. It is also understood that it is desirable for the Trust that the Adviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher commission to the Trust than may result when allocating brokerage to other brokers on the basis of seeking the lowest commission. Therefore, the Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such certain brokers, subject to review by the Trust's Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Adviser in connection with its services to other clients.

     On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the

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transaction,  will be made by the Adviser in the manner it  considers  to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

     For each fiscal quarter of the Trust, Adviser shall prepare and render reports to the Trust's Trustees of the total brokerage business placed and the manner in which the allocation has been accomplished. Such reports shall set forth at a minimum the information required to be maintained by Rule 31a-1(b)(9) under the Act.

     7. ADMINISTRATIVE SERVICES OF ADVISER. The Adviser shall furnish to the Trust on behalf of the Fund, but only to the extent that the Trust does not have in effect a contract or contracts requiring a party of parties other than the Trust to furnish one or more of the following described services to the Trust, adequate (i) office space, which may be space within the offices of the Adviser or in such other place as may be agreed upon from time to time, and (ii) office furnishings, facilities and equipment as may be reasonably required for managing and administering the operations and conducting the business of the Trust, including complying with the securities, tax and other reporting requirements of the United States and the various states in which the Trust does business, conducting correspondence and other communications with the shareholders of the Fund, and maintaining records in connection with the investment and business activities of the Fund.

     8. PROXIES. The Trust will vote all proxies solicited by or with respect to the issuers of securities in which assets of the

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Fund may be invested  from time to time.  At the  request of the Trust,  Adviser shall provide the Trust with its recommendations as to the voting of such proxies.

     9. REPORTS TO ADVISER. The Trust will provide Adviser with such periodic reports concerning the status of the Fund as Adviser may reasonably request.

     10. FEES FOR SERVICES. For all of the services to be rendered and payments made as provided in this Agreement, the Fund will pay the Adviser a fee, computed and accrued daily and paid quarterly, at the annual rate of 1.5% of the first $75 million of the Fund's average daily net assets, 1.25% of the next $25 million of such assets and 1% of such assets in excess of $100 million.

     11. ALLOCATION OF CHARGES AND EXPENSES. Adviser shall employ or provide and compensate the executive, administrative, secretarial and clerical personnel necessary to provide the services set forth herein, and shall bear the expense thereof. Adviser shall compensate all Trustees, officers and employees of the Trust who are also officers, partners or employees of Adviser.

     Adviser  will  compensate  the  Trust's   principal   underwriter  for  the
performance of its obligations under the Underwriting Agreement with the Trust.

     The Fund will be responsible for the payment of all operating expenses of the Fund, including fees and expenses incurred by the Fund in connection with membership in investment company organizations, brokerage fees and commissions, legal, auditing and

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accounting  expenses,  expenses of  registering  shares under  Federal and State securities laws, insurance expenses, taxes or governmental fees, fees and expenses of the custodian, the transfer and dividend disbursing agent and the accounting and pricing agent of the Fund, expenses including clerical expenses of issue, sale, redemption or repurchase of shares of the Fund, the fees and expenses of Trustees of the Trust who are not affiliated with Adviser, the cost of preparing and distributing reports and notices to shareholders, the cost of printing or preparing prospectuses for delivery to the Fund's shareholders, the cost of printing or preparing stock certificates or any other documents, statements or reports to shareholders, expenses of shareholders' meetings and proxy solicitations, such extraordinary or non-recurring expenses as may arise, including litigation to which the Trust may be a party and indemnification of the Trust's officers and Trustees with respect thereto, or any other expense not specifically described above incurred in the performance of the Trust's obligations. All other expenses not expressly assumed by Adviser herein incurred in connection with the registration of shares and operations of the Fund will be borne by the Fund.

     12. OTHER INVESTMENT ACTIVITIES OF ADVISER. The Trust acknowledges that Adviser or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that Adviser, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in

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

any securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Trust agrees that Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund, provided that Adviser acts in good faith, and provided further, that it is Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest from time to time, whether in transactions which involve the Fund or otherwise. Adviser shall have no obligation to acquire for the Fund a position in any investment which any Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund or otherwise.

     13. CERTIFICATE OF AUTHORITY. The Trust and the Adviser shall furnish to each other from time to time certified copies of the resolutions of their Trustees or Board of Directors or executive committees, as the case may be, evidencing the authority

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

of officers and employees who are authorized to act on behalf of the Trust, the Fund and/or the Adviser.

     14. LIABILITIES OF ADVISER. Adviser shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the Trust, provided, however, that such acts or omissions shall not have resulted from Adviser's willful misfeasance, bad faith or gross negligence, a violation of the standard of care established by and applicable to Adviser in its actions under this Agreement or breach of its duty or of its obligations hereunder. Nothing in this paragraph 14 shall be construed in a manner inconsistent with Sections 17(h) and
(i) of the Act.

     15. CONFIDENTIALITY. Subject to the duty of Adviser and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of Adviser and the Trust in respect thereof.

     16. ASSIGNMENT. No assignment of this Agreement shall be made by Adviser, and this Agreement shall terminate automatically in the event of such assignment. Adviser shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust

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

to consider whether an assignment will occur, and to take the steps necessary to enter into a new contract with Adviser.

     17. REPRESENTATION, WARRANTIES AND AGREEMENTS OF THE TRUST. The Trust represents, warrants and agrees that:

          A. Adviser has been duly appointed by the Trustees of the Trust to provide investment services to the Fund as contemplated hereby.

          B. The Trust will deliver to Adviser a true and complete copy of its then current prospectus and statement of additional information as effective from time to time and such other documents or instruments governing the investments of the Fund and such other information as is necessary for Adviser to carry out its obligations under this Agreement.

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

          C. The Trust is currently in compliance and shall at all times comply with the requirements imposed upon the Trust by applicable law and regulations.

     18.  REPRESENTATIONS,   WARRANTIES  AND  AGREEMENTS  OF  ADVISER.   Adviser
represents, warrants and agrees that:

          A.   Adviser  is  registered  as  an  investment   adviser  under  the
Investment Advisers Act of 1940.

          B. Adviser will maintain, keep current and preserve on behalf of the Trust, in the manner and for the time periods required or permitted by the Act, the records identified in Schedule A. Adviser agrees that such records (unless otherwise indicated on Schedule A) are the property of the Trust, and will be surrendered to the Trust promptly upon request.

          C. Adviser will complete such reports concerning purchases or sales of securities on behalf of the Fund as the Trust may from time to time require to ensure compliance with the Act, the Internal Revenue Code of 1986 and applicable state securities laws.

          D. Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Trust with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, an officer of Adviser shall certify to the Trust that Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, Adviser shall permit the Trust, its employees or its agents to examine the reports required to be made to Adviser by Rule 17j-1(c)(1).

          E. Adviser will promptly after filing with the Securities and Exchange Commission an amendment to its Form ADV furnish a copy of such amendment to the Trust.

          F. Upon request of the Trust, Adviser will provide assistance to the Custodian in the collection of income due or payable to the Fund.

          G. Adviser will immediately notify the Trust of the occurrence of any event which would disqualify Adviser from serving

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as an investment  adviser of an investment  company  pursuant to Section 9(a) of the Act or otherwise.

     19. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between Adviser and the Trust, which amendment, other than amendments to Schedule A, is subject to the approval of the Trustees and the shareholders of the Fund in the manner required by the Act and the rules thereunder, subject to any applicable exemptive order of the Securities and Exchange Commission modifying the provisions of the Act with respect to approval of amendments to this Agreement.

     20. EFFECTIVE DATE; TERM. This Agreement shall become effective on the date of its execution and shall remain in force for a period of two (2) years from such date, and from year to year thereafter but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Trust or the Adviser, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of the Board of Trustees or of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that this Agreement may be continued "annually" shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

     21. TERMINATION. This Agreement may be terminated by either party hereto, without the payment of any penalty, immediately upon written notice to the other in the event of a breach of any provision thereof by the party so notified, or otherwise upon sixty

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(60) days'  written  notice to the  other,  but any such  termination  shall not affect the status, obligations or liabilities of any party hereto to the other.

     22. LIMITATION OF LIABILITY. The term "Schwartz Investment Trust" means and refers to the Trustees from time to time serving under the Trust's Agreement and Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

     23. USE OF NAME. The name "RCM" is a property right of the Adviser. The Adviser may use the name "RCM" in other connections and for other purposes, including without limitation in the name of other investment companies, corporations or business that it may manage, advise, sponsor or own, or in which it may have a financial interest. The Trust and the Fund will discontinue any use of the name "RCM" if the Adviser ceases to be employed as the Fund's portfolio manager.

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

     24. DEFINITIONS. As used in paragraphs 16 and 20 of this Agreement, the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Act and the rules and regulations thereunder.

     25. APPLICABLE LAW. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Michigan.

                                        SCHWARTZ INVESTMENT TRUST


Attest: /s/ Richard L. Platte           By: /s/ George P. Schwartz
        ----------------------              ----------------------
        Secretary                           Title: President

                                        Date: January 28, 1993

                                   ACCEPTANCE
                                   ----------

     The foregoing Agreement is hereby accepted.

                                        SCHWARTZ INVESTMENT COUNSEL, INC.


Attest: /s/ Richard L. Platte           By: /s/ George P. Schwartz
        ----------------------              ----------------------
        Secretary                           Title: President

                                        Date: January 28, 1993

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                                   SCHEDULE A

                     RECORDS TO BE MAINTAINED BY THE ADVISER
                     ---------------------------------------

1. (Rule 31a-1(b)(5) and (6)) A record of each brokerage order, and all other portfolio purchases or sales, given by the Adviser on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

     A.   The name of the broker;

     B. The terms and conditions of the order and of any modification or cancellation thereof;

     C.   The time of entry or cancellation;

     D.   The price at which executed;

     E.   The time of receipt of a report of execution; and

     F.   The name of the person who placed the order on behalf of the Trust.

2.   (Rule  31a-1(b)(9)) A record for each fiscal quarter,  completed within ten
     (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

     A.   Shall include the consideration given to:

          (i)   The sale of shares of the Fund by brokers or dealers.

          (ii)  The supplying of services or benefits by brokers or dealers to:

               (a)  The Trust;

               (b)  The Adviser;

               (c)  The Trust's principal underwriter; and

               (d)  Any person affiliated with the foregoing persons.

          (iii) Any other consideration other than the technical qualifications of the brokers and dealers as such.

     B.   Shall show the nature of the services or benefits made available.

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

     C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

     D. The name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

3. (Rule 31a-1(b)(10)) A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization.*

4. (Rule 31a-1(f)) Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under
     Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Adviser's transactions with respect to the Fund.

--------------------------------

     * Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation; i.e., buy, sell, hold) or any internal reports or portfolio adviser reviews.

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